UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2015, Analog Devices, Inc. (“Analog Devices”) issued $850 million aggregate principal amount of 3.900% Senior Notes due December 15, 2025 (the “2025 Notes”) and $400 million aggregate principal amount of 5.300% Senior Notes due December 15, 2045 (the “2045 Notes,” and together with the 2025 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-207043) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission. The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of December 3, 2015, among Analog Devices and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several underwriters named therein, previously filed with the Securities and Exchange Commission.

The 2025 Notes bear interest at a rate of 3.900% per year and will mature on December 15, 2025. The 2045 Notes bear interest at a rate of 5.300% per year and will mature on December 15, 2045. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2016.

At any time prior to September 15, 2025 in the case of the 2025 Notes, and June 15, 2045 in the case of the 2045 Notes, Analog Devices may, at its option, redeem some or all of the applicable series of Notes by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. At any time on or after September 15, 2025 in the case of the 2025 Notes, or on or after June 15, 2045 in the case of the 2045 Notes, Analog Devices may, at its option, redeem some or all of the applicable series of Notes at par, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are unsecured and rank equally in right of payment with all of Analog Devices’ other unsecured senior indebtedness.

The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Indenture”), as supplemented by a supplemental indenture, dated as of December 14, 2015 (the “Supplemental Indenture”), between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Indenture, which was filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference.

Item 8.01. Other Events

In connection with the offering of the Notes, Analog Devices is filing the Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to this Current Report on Form 8-K.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Analog Devices, has issued an opinion to Analog Devices dated December 14, 2015, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: December 14, 2015	/s/ David A. Zinsner
Name: David A. Zinsner
Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated June 3, 2013, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated December 14, 2015, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).